UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2010

THE CLOROX COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-07151	31-0595760
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of Principal Executive Offices) (Zip Code)

(510) 271-7000
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 5, 2010, The Clorox Company (the Company) completed the sale (the Transaction) of substantially all of its global auto care businesses (the Auto Businesses), which consist of the business of developing, formulating, supplying, manufacturing, packaging, marketing, selling and distributing certain appearance and performance products specifically formulated and sold under the brand names Armor All, STP, Oomph!, Son of a Gun, Tuff Stuff and Car Buddy for use with motor vehicles worldwide, pursuant to the terms of a Purchase and Sale Agreement (the Purchase Agreement) with Viking Acquisition Inc. (the Purchaser) dated September 21, 2010. The Auto Businesses include two auto-care manufacturing facilities, one in the U.S. and one in the United Kingdom. Employees at these facilities, the management team of the Auto Businesses and other employees affiliated with the Auto Businesses have transferred to the Purchaser in connection with the Transaction. The Purchaser is owned by affiliates of Avista Capital Holdings, L.P. Neither the Company nor any of its officers and directors, or associates of such persons, has any relationship with the Purchaser or Avista Capital Holdings, L.P.

The Company received cash consideration for the Auto Businesses in the amount of $756 million. The Company will also receive cash flows of approximately $30 million related to working capital that was retained by the Company as part of the Purchase Agreement. In addition, pursuant to the Purchase Agreement, a subsequent adjustment to the purchase price may be made based upon the Auto Businesses’ worldwide inventory and working capital of the U.K. Auto Business on the date that the Transaction was completed.

As part of the Purchase Agreement, the Company will provide certain transitional services to the Purchaser for a period of up to eighteen months. The purpose of these services is to provide short-term assistance to the Purchaser in assuming the operations of the Auto Businesses. These services do not confer to the Company the ability to influence the operating or financial policies of the Auto Businesses under its new ownership. The Company’s cash inflows and outflows from these services are expected to be insignificant during the transition period.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was previously filed as Exhibit 2.01 to the Form 8-K filed on September 22, 2010 and incorporated by reference herein.

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This Current Report on Form 8-K, including the exhibits included herein, contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements regarding actions and potential claims post-consummation of the transaction, are forward looking statements based on management’s estimates, assumptions and projections. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, as updated from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). These factors include, without limitation, the general economic conditions of the regions and industries in which Clorox operates.

The Company’s forward-looking statements are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Attached as Exhibit 99.1 hereto are an unaudited pro forma balance sheet as of September 30, 2010 and unaudited pro forma income statements for the fiscal years ended June 30, 2010, 2009 and 2008 that reflect the sale of the Auto Businesses and the treatment of the Auto Businesses as a discontinued operation. Unaudited pro forma income statements for the interim periods ended September 30, 2010 and 2009 are not required because the Registrant has reflected the Auto Businesses as a discontinued operation in the financial statements for the interim periods ended September 30, 2010 and 2009 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 which was filed on November 3, 2010.

(c)	Exhibits.

	2.01	Purchase and Sale Agreement, made as of September 21, 2010, by and between The Clorox Company and Viking Acquisition Inc. (incorporated by reference from Exhibit 2.01 to the Form 8-K filed on September 22, 2010).

	99.1	Unaudited pro forma income statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: November 5, 2010

	By:	/s/ Laura Stein
Senior Vice President – General Counsel

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
99.1	Unaudited pro forma income statements.